UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 17, 2010

Emergent BioSolutions Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33137	14-1902018
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2273 Research Boulevard, Suite 400, Rockville, Maryland	20850
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (301) 795-1800

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 17, 2010, Emergent BioSolutions Inc. (“Registrant”), entered into an agreement with the Biomedical Advanced Research and Development Authority of the U.S. Department of Health and Human Services for the development of a recombinant protective antigen (rPA) anthrax vaccine.

The agreement is a cost plus fixed fee development contract with a cumulative value of up to $186.6 million, consisting of an initial two-year period of performance valued at approximately $51 million, three option periods collectively valued at approximately $126 million and additional funding for optional non-clinical studies valued at approximately $9 million.  The two-year base period of performance is from September 19, 2010 to September 18, 2012.  Each option period, if exercised, would extend the period of performance by an additional year, for a full period of performance ending on September 18, 2015.

Activities to be conducted during the initial period of performance include process characterization and assay validation, as well as formulation and stability studies. Milestone-based options include completion of a Phase II clinical study and non-clinical efficacy studies, process validation, and consistency lot manufacture.

A copy of the Registrant’s press release announcing the award is attached as Exhibit 99.1.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 22, 2010	EMERGENT BIOSOLUTIONS INC.
	By:	/s/R. Don Elsey R. Don Elsey Chief Financial Officer